Exhibit 3.2

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF REGISTERED SERIES OF “MY INCOME PROPERTY, LLC - SERIES SLC SFR POOL 2021”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF FEBRUARY, A.D. 2021, AT 6:44 O`CLOCK P.M.

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Delaware	Page 1
The First State
I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF REGISTERED SERIES OF “MY INCOME PROPERTY, LLC - SERIES LEXINGTON SFR POOL 2021”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF FEBRUARY, A.D. 2021, AT 6:47 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of Stata

5167623 8100	Authentication: 202553070
SR# 20210523456	Date: 02-19-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

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STATE of DELAWARE

CERTIFICATE of REGISTERED SERIES

of

LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a registered series of a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

FIRST:	The name of the limited liability company is My Income Property, LLC.

SECOND:	The name of the registered series is My Income Property, LLC — Series SLC SFR Pool 2021.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Registered Series of Limited Liability Company as of February 18, 2021.

/s/ Benjamin C. Logan
Benjamin C. Logan
Authorized Person